Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Michael Mathews, certify that:

1.

I have reviewed this annual report on Form 10-K/A of Aspen Group, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 25, 2017

/s/ Michael Mathews
Michael Mathews Chief Executive Officer (Principal Executive Officer)